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                                                                EXHIBIT 23.13

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference of our report, dated February 1, 1996, on the financial statements of Dutchess County Cellular Telephone Company, Inc. as of December 31, 1995, and for the year then ended, included in or made a part of this registration statement on Form S-3 to register Class A Common Stock of PriCellular Corporation.

                                        /s/ Arthur Andersen LLP
                                        -----------------------
                                        ARTHUR ANDERSEN LLP

Chicago, Illinois
May 13, 1996